                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of Cornerstone
Properties Limited Partnership

In our opinion, the accompanying consolidated balance sheet and the statements of income, comprehensive income, partners' capital and cash flows present fairly, in all material respects, the financial position of Cornerstone Properties Limited Partnership and subsidiaries ("Cornerstone Partnership") at December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 1 of the consolidated financial statements, on February 11, 2000, Cornerstone Partnership announced a definitive plan of merger with Equity Office Properties Operating Limited Partnership.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
April 12, 2000

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                 1999         1998
                                                              ----------   -----------
                                                                           (UNAUDITED)
ASSETS
Developments in progress:
  Land......................................................  $   46,132   $   10,437
  Development costs.........................................      17,000        2,519
Rental Property at cost:
  Land......................................................     646,852      702,840
  Buildings, leasehold interests and improvements...........   3,084,466    3,403,152
  Deferred lease costs......................................     157,015      143,188
                                                              ----------   ----------
                                                               3,951,465    4,262,136
  Less: Accumulated depreciation and amortization...........     290,998      286,664
                                                              ----------   ----------
     Total Development and Rental Property..................   3,660,467    3,975,472
Assets held for sale........................................      62,185       77,568
Cash and cash equivalents...................................      19,679       61,612
Restricted cash.............................................     222,043        9,114
Investment in unconsolidated joint ventures.................      31,725       31,500
Other deferred costs, net of accumulated amortization of
  $7,092 and $999...........................................      42,655       47,807
Deferred tenant receivables.................................      77,243       53,489
Tenant and other receivables, net...........................      14,725       10,257
Other assets................................................      39,506       14,839
                                                              ----------   ----------
TOTAL ASSETS................................................  $4,170,228   $4,281,658
                                                              ==========   ==========
LIABILITIES
Long-term debt, inclusive of $16,149 and $25,031 of
  unamortized premium.......................................  $1,435,405   $1,519,548
Credit facility.............................................     329,000      465,000
Accrued interest............................................      10,896       10,873
Accrued real estate taxes...................................      16,457       16,395
Accounts payable and accrued expenses.......................      45,006       51,454
Distributions payable.......................................          --       38,163
Unearned revenue and other liabilities......................      40,881       23,890
                                                              ----------   ----------
TOTAL LIABILITIES...........................................   1,877,645    2,125,323
                                                              ----------   ----------
MINORITY INTEREST IN JOINT VENTURES.........................      22,532       23,420
                                                              ----------   ----------
Commitments and contingencies
PARTNERS' CAPITAL
Redeemable preferred units; 344,828 units authorized; 0
  issued and outstanding....................................          --           --
7% Cumulative convertible preferred units, $16.50 stated
  value; 65,000,000 units authorized; 3,030,303 issued and
  outstanding...............................................      50,000       50,000
General Partners' Capital...................................      22,125       20,846
Limited Partners Capital....................................   2,190,514    2,063,769
Accumulated other comprehensive income......................       9,424           --
Deferred compensation.......................................      (2,012)      (1,700)
                                                              ----------   ----------
TOTAL PARTNERS' CAPITAL.....................................   2,270,051    2,132,915
                                                              ----------   ----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL.....................  $4,170,228   $4,281,658
                                                              ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                       CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
             (DOLLAR AMOUNTS IN THOUSANDS EXCEPT PER UNIT AMOUNTS)

                                                                  1999           1998
                                                              ------------   ------------
                                                                             (UNAUDITED)
REVENUES
  Office and parking rentals................................  $    607,409   $    321,097
  Earnings in joint ventures................................           898         11,615
  Interest and other income.................................         8,009          6,625
                                                              ------------   ------------
     TOTAL REVENUES.........................................       616,316        339,337
                                                              ------------   ------------
EXPENSES
  Building operating expenses...............................       132,630         71,404
  Real estate taxes.........................................        71,554         44,184
  Interest expense..........................................       137,013         63,426
  Depreciation and amortization.............................        96,726         57,031
  General and administrative................................        27,006         12,393
                                                              ------------   ------------
     TOTAL EXPENSES.........................................       464,929        248,438
                                                              ------------   ------------
                                                                   151,387         90,899
                                                              ------------   ------------
OTHER INCOME (EXPENSES)
  Gain (loss) on sale of real estate assets.................       131,034           (173)
                                                              ------------   ------------
     TOTAL OTHER INCOME (EXPENSES)..........................       131,034           (173)
                                                              ------------   ------------
MINORITY INTEREST IN JOINT VENTURES.........................        (5,755)        (4,399)
                                                              ------------   ------------
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE AND EXTRAORDINARY LOSS..........................       276,666         86,327
Cumulative effect of a change in accounting principle.......          (630)            --
Extraordinary loss..........................................       (10,787)        (4,303)
                                                              ------------   ------------
NET INCOME..................................................  $    265,249   $     82,024
                                                              ============   ============
INCOME APPLICABLE TO PREFERRED UNITS........................  $     (3,500)  $     (3,500)
                                                              ------------   ------------
INCOME AVAILABLE FOR UNITS..................................  $    261,749   $     78,524
                                                              ============   ============
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE AND EXTRAORDINARY LOSS PER UNIT.................  $       1.84   $       0.80
                                                              ============   ============
EXTRAORDINARY LOSS PER UNIT.................................  $      (0.08)  $      (0.04)
                                                              ============   ============
BASIC INCOME PER UNIT.......................................  $       1.76   $       0.76
                                                              ============   ============
BASIC WEIGHTED AVERAGE UNITS OUTSTANDING....................   148,654,779    103,881,682
                                                              ============   ============
DILUTED INCOME PER UNIT.....................................  $       1.75   $       0.75
                                                              ============   ============
DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING..................   151,830,347    104,252,294
                                                              ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                1999        1998
                                                              --------   -----------
                                                                         (UNAUDITED)
Net income..................................................  $265,249     $82,024
                                                              ========     =======
OTHER COMPREHENSIVE INCOME:
  Unrealized gain on investments............................     3,911          --
  Unrealized gain on interest rate swaps during the
     period.................................................     5,513          --
                                                              --------     -------
  OTHER COMPREHENSIVE INCOME................................     9,424          --
                                                              --------     -------
COMPREHENSIVE INCOME........................................  $274,673     $82,024
                                                              ========     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                              ACCUMULATED
                                   GENERAL     LIMITED      7% CUMULATIVE        OTHER
                                   PARTNERS    PARTNERS      CONVERTIBLE     COMPREHENSIVE     DEFERRED
                                   CAPITAL     CAPITAL     PREFERRED UNITS      INCOME       COMPENSATION     TOTAL
                                   --------   ----------   ---------------   -------------   ------------   ----------
                                                                       (UNAUDITED)
BALANCE, JANUARY 1, 1998.........       --    $       --       $    --          $   --         $    --      $       --
  Contributed capital -- REIT....   10,706     1,059,933        50,000              --          (2,188)      1,118,451
  Contributed
    capital -- others............    6,383       631,915            --              --              --         638,298
  Proceeds from issuance of
    units, net of $14,463 in
    issuance costs...............    4,479       443,402            --              --              --         447,881
  Distribution reinvestment, net
    of $410 in issuance costs....       63         6,231            --              --              --           6,294
  Restricted share awards........        6           571            --              --            (577)             --
  Restricted share awards
    vesting......................       --            --            --              --           1,065           1,065
  Net income.....................      820        81,204            --              --              --          82,024
  Preferred unit distributions...      (35)       (3,465)           --              --              --          (3,500)
  Distributions -- REIT..........   (1,509)     (149,419)           --              --              --        (150,928)
  Distributions -- others........      (67)       (6,603)           --              --              --          (6,670)
                                   -------    ----------       -------          ------         -------      ----------
BALANCE, DECEMBER 31, 1998.......  $20,846    $2,063,769       $50,000          $   --         $(1,700)     $2,132,915
  Unit issuance costs............       (4)         (374)           --              --              --            (378)
  Restricted share awards........       18         1,742            --              --          (1,760)             --
  Restricted share awards
    vesting......................       --            --            --              --           1,448           1,448
  Net income.....................    2,652       262,597            --              --              --         265,249
  Unrealized gain on
    investments..................       --            --            --           3,911              --           3,911
  Unrealized gain on swaps.......       --            --            --           5,513              --           5,513
  Distribution reinvestment......       23         2,295            --              --              --           2,318
  Share awards exercised.........       18         1,809            --              --              --           1,827
  Partner redemptions............      (12)       (1,157)           --              --              --          (1,169)
  Contributed capital -- REIT....        7           695            --              --              --             702
  Repurchase of units for
    treasury.....................      (50)       (4,961)           --              --              --          (5,011)
  Preferred unit distributions...      (35)       (3,465)           --              --              --          (3,500)
  Distributions -- REIT..........   (1,160)     (114,843)           --              --              --        (116,003)
  Distributions -- Others........     (178)      (17,593)           --              --              --         (17,771)
                                   -------    ----------       -------          ------         -------      ----------
BALANCE, DECEMBER 31, 1999.......  $22,125    $2,190,514       $50,000          $9,424         $(2,012)     $2,270,051
                                   =======    ==========       =======          ======         =======      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                1999        1998
                                                              --------   -----------
                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $265,249    $  82,024
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................    90,790       56,733
    Deferred compensation amortization......................     1,312        1,016
    Net change in real estate joint ventures................      (225)       5,670
    Cumulative effect of a change in accounting principle...       630           --
    Net gain on interest rate swap..........................        --           --
    Extraordinary loss......................................    10,787        4,303
    Unbilled rental revenue.................................   (25,858)     (13,712)
    Increase in accrued interest............................        23        6,739
    Minority interest share of income.......................     5,755        4,399
    (Gain) loss on sale of real estate assets...............  (131,034)         173
    Increase in tenant and other receivables and other
     assets.................................................   (15,745)      (6,902)
    Increase in accounts payable, accrued expenses and other
     liabilities............................................    21,431       33,515
                                                              --------    ---------
      Total adjustments.....................................   (42,134)      91,934
                                                              --------    ---------
      Net cash provided by operating activities.............   223,115      173,958
                                                              --------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to investment property..........................   (79,359)    (797,181)
  Repayment of notes receivable.............................       134        1,518
  Other investments.........................................    (5,000)     (41,893)
  Investments in real estate joint ventures.................        --      (31,391)
  Proceeds from sale of real estate assets net of amounts in
    escrow..................................................   136,713       19,117
                                                              --------    ---------
      Net cash provided by (used in) investing activities...    52,488     (849,830)
                                                              --------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from Units issued................................        --      462,344
  Contributed capital -- REIT...............................       647       60,060
  Repurchase of units for treasury shares...................    (4,889)          --
  Borrowings under mortgage loans...........................   455,000       92,377
  Borrowings under credit facility..........................   130,000      567,500
  Repayments under credit facility..........................  (266,000)    (289,500)
  Repayments under mortgage loans...........................  (432,958)      (3,426)
  Proceeds from distribution reinvestment plan..............     2,318        6,704
  Debt prepayment costs.....................................   (14,898)      (1,762)
  Increase in restricted cash...............................    (2,542)      (7,211)
  Unit issuance costs.......................................    (2,758)     (20,813)
  Option exercise...........................................     1,827           --
  Unitholder redemptions....................................    (1,169)          --
  Distributions to minority interest in joint ventures......    (6,643)      (5,855)
  Distributions to preferred unitholders....................    (3,500)      (3,500)
  Distributions to unitholders..............................  (171,971)    (119,434)
                                                              --------    ---------
      Net cash (used in) provided by financing activities...  (317,536)     737,484
                                                              --------    ---------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS............   (41,933)      61,612
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................    61,612           --
                                                              --------    ---------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $ 19,679    $  61,612
                                                              ========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

1.  NATURE OF COMPANY'S BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF THE COMPANY'S BUSINESS

     As used herein, "Company" refers to Cornerstone Properties Limited Partnership, a Delaware limited partnership, individually or together with its subsidiaries. The Company is a subsidiary of Cornerstone Properties Inc. (the "Trust"), a self-administered equity real estate investment trust ("REIT"). The Company owns, through subsidiaries, interests in 83 Class A office buildings comprising approximately 17 million rentable square feet, a shopping center, a hotel and developable land (collectively, the "Properties," and each interest, a "Property"). The Properties are primarily located in nine major metropolitan areas throughout the United States: Atlanta, Boston, suburban Chicago, Minneapolis, New York City, San Francisco Bay Area, Seattle, Southern California and Washington, D.C. and surrounding suburbs. The Company's strategy is to own and develop Class A office properties in prime Central Business District locations and major suburban office markets in U.S. metropolitan areas. Class A office properties are generally considered to be those that have the most favorable locations and physical attributes, command premium rents and experience the highest tenant retention rates within their markets. The Company also provides property management, leasing, development and tenant improvement services to third parties on a fee basis through WCP Services, Inc., a taxable corporate subsidiary in which the Company owns 95% of the equity, but only 1% of the voting common stock. Substantially all of the Trust's operations are conducted through the Company. The Trust is the managing general partner of the Company.

     On February 11, 2000, the Trust announced that it had entered into an agreement and plan of merger with Equity Office Properties Trust ("EOP") (the "EOP Merger"). The merger agreement provides for a merger of the Trust with and into EOP and a merger of the Company with and into EOP Operating Limited Partnership. In the mergers, holders of common stock of the Trust and holders of Units in the Company shall be entitled to elect to receive, for each share or unit, as the case may be, either 0.7009 of a share of beneficial interest of EOP (or, in the case of the Company Units, 0.7009 of a Class A Unit of EOP Operating Limited Partnership), or $18.00 per share (or per Unit, as the case may be) in cash, subject to pro ration as provided in the merger agreement. Each share of the Trust's 7% Cumulative Convertible Preferred Stock, liquidation preference $16.50 per share, shall be converted into the right to receive $18.00, plus accrued and unpaid dividends, in cash. For U.S. federal income tax purposes, the merger is expected to be tax-free to the Trust's stockholders who are U.S. persons and who receive EOP shares in the merger, except that any such stockholder who receives cash in addition to EOP shares generally will recognize gain (but not loss) in an amount equal to the amount of cash received in the merger, or, if less, the excess of the fair market value of the EOP shares and cash received in the merger over the stockholder's basis in the common stock exchanged in the merger. The merger is also expected in most cases to be tax-free to stockholders who are non-U.S. persons, although certain non-U.S. stockholders may be subject to U.S. tax under the provisions of the Foreign Investment in Real Property Tax Act. The mergers are subject to customary closing conditions, including the approval of the merger by the shareholders of EOP and the stockholders of the Trust and the approval of the partnership merger, to the extent necessary, by the partners of EOP Operating Limited Partnership and the Company.

PRINCIPLES OF CONSOLIDATION

     The Company has consolidated the following partnerships because it has a majority interest in the economic benefits and is or has the right to become the managing general partner at its sole discretion: NWC Limited Partnership ("NWC"); Third and University Limited Partnership ("Third Partnership"); Two Twenty Two Berkeley Venture ("222 Berkeley"); Five Hundred Boylston West Venture ("500

Boylston"); One Ninety One Peachtree Associates ("191 Peachtree"); 191 Finance Associates, L.P. ("191 Finance"); Avenue Associates Limited Partnership ("Market Square"); and 120 Montgomery Associates, LLC ("120 Montgomery"). The Company's investments in the One Post Property and WCP Services, Inc. are accounted for as equity investments (see Note 4). All significant intercompany balances and transactions have been eliminated in consolidation.

INVESTMENT PROPERTY

     The costs of the buildings, garages, leasehold interests and improvements are being depreciated using the straight-line method over their estimated useful lives, ranging from 20 years for electrical and mechanical installations to 40 years for structural components. Tenant improvements are being amortized over the terms of the related leases.

     Investment properties are carried at cost less accumulated depreciation. Whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable (such as a significant adverse action by a regulator, a significant physical change in the property or significant changes in market conditions), the Company's policy is to assess any impairment in value by making a comparison of the current and projected cash flows of each property over its remaining useful life (undiscounted and without interest charges) to the carrying amount of each property. Such carrying amount would be adjusted, if necessary, to estimated fair value to reflect the impairment in value of the property. No significant adjustments have been made in the accompanying financial statements.

     Costs directly related to the acquisition and development of rental properties are capitalized. Capitalized development costs include interest, property taxes, insurance and other project costs incurred during the period of construction. Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments, which improve or extend the life of the asset, are capitalized and depreciated over their estimated useful lives.

ASSETS HELD FOR SALE

     Included in Assets Held for Sale at December 31, 1999 are four properties, which are expected to be sold by the Company within the next year. The Properties are valued at approximately $62.2 million, the lower of the carrying amount or the fair value less estimated costs to sell. For the year ended December 31, 1999, the fair value less estimated costs to sell exceeds the carrying amount for each of these properties and therefore, the Company has not recorded a write down on these assets. The Company discontinues the recognition of depreciation on the assets when the property is considered held for sale.

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include investments with original maturities of three months or less from the date of purchase. At December 31, 1999 and 1998, the Company had on deposit with major financial institutions substantially all of its cash and cash equivalents which balances at times exceed federally insurable limits. The Company believes it mitigates its risk by investing in or through major financial institutions. Recoverability of investments is dependent upon the performance of the issuer.

DEFERRED LEASE COSTS

     As an inducement to execute a lease, incentives are sometimes offered which may include cash and/or other allowances. These incentives and other lease costs, such as commissions, which are directly related to specific leases, are deferred and amortized over the terms of the related leases.

OTHER DEFERRED COSTS

     Costs incurred in the underwriting and issuance of long-term debt and revolving lines of credit are being amortized over the term of the debt. As part of the acquisition of the DIHC Portfolio (see Note 2), the Trust purchased several management contracts to which Stichting Pensioenfonds Voor de Gezondheid Geestelijke en Maatschappelijke Belangen ("PGGM") was a party, which were subsequently contributed to the Company. The price paid for these contracts is being amortized over four years. Included in Other Deferred Costs is the purchase price for the intangible management and development company assets that were acquired as part of the Wilson Acquisition which are being amortized over a term of ten years (see Note 2).

OTHER ASSETS

     The Company records costs incurred for potential investments as Other Assets. Upon consummation of an investment, the Company capitalizes all such costs as an adjustment to the purchase price and depreciates these costs over the useful life of the asset. All such costs are expensed at the time it is determined that a potential investment will not be consummated. In addition, the Company adopted EITF 97-11 and in accordance therewith, the Company expenses all internal acquisition costs.

     Included in Other Assets is the Company's $1.5 million equity investment in Allied Riser Communications Corp. ("ARC") and its $3.5 million equity investment in Cypress Communications, Inc. ("Cypress"). ARC and Cypress are providers of voice, video and data telecommunications services. As part of the terms of the agreements with both ARC and Cypress, the Company received warrants for shares of common stock by providing ARC and Cypress access to certain of the Company's buildings. As such, the value of the warrants received from ARC and Cypress of $5.1 million and $2.1 million, respectively, is included in Other Assets. Per the applicable requirements of Statement of Financial Accounting Standards No. 115 ("SFAS 115"), the Company recorded an unrealized gain on its total investment in ARC as of December 31, 1999 of $3.9 million. A corresponding adjustment was posted to a separate component of partner's capital through Other Comprehensive Income. As of December 31, 1999, Cypress was not publicly traded and did not fall within the scope of SFAS 115.

MINORITY INTEREST

     Minority interest in joint ventures represents the minority partner's or venture's capital account balances in NWC, Third Partnership, 222 Berkeley, 500 Boylston, 191 Peachtree, 191 Finance, Market Square and 120 Montgomery. Debit balances in certain of these capital accounts originated through special cash distributions in excess of the partner's share of income in accordance with certain provisions of the respective partnership and joint venture agreements. Reliability of the debit balances is continually monitored by calculating pro forma sales proceeds under the respective agreements.

REVENUE RECOGNITION

     Rental revenue is recognized ratably as earned over the terms of the leases. Deferred tenant receivables result from rental revenues, which have been earned but will be received in future periods as a result of rent concessions provided to tenants and scheduled future rent increases. Deferred tenant receivables were approximately $77,243,000 and $53,489,000 at December 31, 1999 and 1998, respectively. Expense reimbursement and escalation income for the years ended December 31, 1999 and 1998 was approximately $101,595,000 and $74,590,000, respectively.

     An allowance for doubtful accounts of approximately $3,803,000 and $253,000 has been recorded at December 31, 1999 and 1998, respectively, relating to tenant and other receivables. Bad debt expense totaled approximately $3,694,000 and $232,000 during 1999 and 1998 respectively. The Company's policy is to reserve against all trade receivables greater than 90 days past due.

INTEREST RATE SWAP AGREEMENTS

     The Company uses interest rate swaps to effectively fix the interest rates on certain floating-rate debt. Specific types of loans and amounts that are hedged are determined based on prevailing market conditions and the current shape of the yield curve. The specific terms and notional amount of the swaps are determined based on management's assessment of future interest rates, as well as short-term strategic initiatives.

     During 1999, the Company entered into and subsequently amended swap agreements that effectively fixed the rate on $250.0 million of the amount outstanding on the Company's Revolving Credit Facility at 6.47% for 1999 and 5.41% through the maturity of the swaps in December 2000. The swaps have been designated as "cash flow hedges" within the meaning defined in SFAS 133 (as defined hereinafter). At December 31, 1999, the Company recorded an unrealized gain of $5,513,000 in Other Assets with a corresponding adjustment posted to a separate component of partners' capital through Other Comprehensive Income as defined in Statement of Financial Accounting Standards No. 130. Based on the expiration of these instruments, the unrealized gain is expected to be reclassified to earnings during the next twelve months. These swaps are considered hedges for federal income tax purposes.

FEDERAL INCOME TAXES

     The Company is not liable for federal taxes as the partners recognize their proportionate share of the Company's income or loss in their tax returns. The Trust has elected to be taxed as a REIT under Sections 856-859 of the United States Internal Revenue Code (the "Code"). Under these sections of the Code, the Trust is permitted to deduct dividends paid to stockholders in computing its taxable income. All taxable earnings and profits of the Trust since inception have been distributed to the stockholders.

RECENTLY ISSUED ACCOUNTING STANDARDS

     During the first quarter of 1999, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or in other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction.

     During the first quarter of 1999, the Company also adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5 requires that certain costs incurred in conjunction with start-up and organizational activities be expensed. Pursuant to the requirements of SOP 98-5, the Company has written off all unamortized organizational costs and has recorded a cumulative effect of a change in accounting principle of $630,044.

     In addition, during the first quarter of 1999, the Company adopted Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance on whether the costs of computer software developed or obtained for internal use should be capitalized or expensed. The adoption of SOP 98-1 did not have a significant effect on the Company's financial statements.

ESTIMATES AND RISKS

     The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant risks, estimates and assumptions are related to the recoverability and depreciable lives of investment property, and the recoverability of deferred tenant receivables and the qualification of the Trust as a REIT. Actual results could differ from those estimates.

2.  PROPERTIES

     The following table summarizes the Company's interest in real estate investments at December 31, 1999:

                MARKET NAME                   TOTAL RENTABLE     COMPANY        YEAR
                  PROPERTY                     SQUARE FEET     INTEREST(A)   CONSTRUCTED   LEASED   NOTES
                -----------                   --------------   -----------   -----------   ------   -----
BOSTON, MASSACHUSETTS
  Sixty State Street........................       823,014        100.0%        1979        100%       B
  500 Boylston Street.......................       714,513         91.5%        1988        100%       C
  222 Berkeley Street.......................       530,844         91.5%        1991        100%       C
  125 Summer Street.........................       463,691        100.0%        1989         74%
  One Memorial Drive........................       352,764        100.0%        1985        100%       D
                                                ----------                                  ---
  MARKET TOTAL..............................     2,884,826                                   96%
SAN MATEO COUNTY, CALIFORNIA
  Bayhill (4 buildings).....................       514,255        100.0%     1982-1987       96%       E
  Peninsula Office Park (7 buildings).......       492,044        100.0%     1971-1998      100%       E
  Seaport Centre............................       463,418        100.0%        1988        100%       E
  Bay Park Plaza (2 buildings)..............       257,058        100.0%     1985-1998      100%       E
  One Bay Plaza.............................       176,533        100.0%        1979         99%       E
                                                ----------                                  ---
  MARKET TOTAL..............................     1,903,308                                   99%
ATLANTA, GEORGIA
  191 Peachtree Street......................     1,215,288         80.0%        1991         98%     C,F
  200 Galleria..............................       432,698        100.0%        1985         98%       C
                                                ----------                                  ---
  MARKET TOTAL..............................     1,647,986                                   98%
EAST BAY, CALIFORNIA
  Corporate Centre (2 buildings)............       329,348        100.0%     1985-1987       96%       E
  ADP Plaza (2 buildings)...................       300,308        100.0%     1987-1989       95%       E
  PeopleSoft Plaza..........................       277,562        100.0%        1984        100%       E
  Norris Tech Center (3 buildings)..........       260,513        100.0%     1984-1990      100%       E
  Golden Bear Center........................       160,587        100.0%        1986         99%       E
  2700 Ygnacio Valley Road..................       103,214        100.0%        1984         99%       E
  Park Plaza................................        87,040        100.0%        1986        100%       E
  1600 South Main...........................        83,277        100.0%        1983         98%       E
                                                ----------                                  ---
  MARKET TOTAL..............................     1,601,849                                   98%
SEATTLE, WASHINGTON
  Washington Mutual Tower (3 buildings).....     1,154,560         50.0%        1988         98%       G
  110 Atrium Place..........................       215,172        100.0%        1981        100%       E
  Island Corporate Center...................       100,009        100.0%        1987         97%       E
                                                ----------                                  ---
  MARKET TOTAL..............................     1,469,741                                   98%
SANTA CLARA COUNTY, CALIFORNIA
  Pruneyard Office (3 buildings)............       354,629        100.0%     1971-1999       99%     E,H
  10 Almaden................................       294,809        100.0%        1989        100%       E
  Pruneyard Shopping Center.................       252,210        100.0%       1970s         90%       E
  Embarcadero Place (4 buildings)...........       192,081        100.0%        1984        100%       E
  Pruneyard Inn.............................        94,500        100.0%        1989        N/A      E,I
                                                ----------                                  ---
  MARKET TOTAL..............................     1,188,229                                   98%

                MARKET NAME                   TOTAL RENTABLE     COMPANY        YEAR
                  PROPERTY                     SQUARE FEET     INTEREST(A)   CONSTRUCTED   LEASED   NOTES
                -----------                   --------------   -----------   -----------   ------   -----
SAN FRANCISCO, CALIFORNIA
  120 Montgomery Street.....................       420,310         66.7%        1955         95%       E
  One Post..................................       391,450         50.0%        1969         99%       E
  201 California Street.....................       240,230        100.0%        1980         96%       J
  188 Embarcadero...........................        85,183        100.0%        1985         99%       E
                                                ----------                                  ---
  MARKET TOTAL..............................     1,137,173                                   97%
MINNEAPOLIS, MINNESOTA
  Norwest Center............................     1,117,439         50.0%        1988        100%       K
                                                ----------                                  ---
  MARKET TOTAL..............................     1,117,439                                  100%
WASHINGTON, D.C./ALEXANDRIA, VIRGINIA
  Market Square (2 buildings)...............       688,709         70.0%        1990         99%     C,L
  99 Canal Center...........................       137,945        100.0%        1986        100%       C
  TransPotomac Plaza 5......................        96,392        100.0%        1983        100%       C
  11 Canal Center...........................        70,365        100.0%        1986         98%       C
                                                ----------                                  ---
  MARKET TOTAL..............................       993,411                                   99%
SUBURBAN CHICAGO, ILLINOIS
  Corporate 500 Centre (4 buildings)........       679,039        100.0%     1986/1990       99%       M
  One Lincoln Centre........................       297,040        100.0%        1986         89%
                                                ----------                                  ---
  MARKET TOTAL..............................       976,079                                   96%
SANTA MONICA/WEST LOS ANGELES, CALIFORNIA
  West Wilshire (2 buildings)...............       235,787        100.0%     1960-1976       94%       E
  Wilshire Palisades........................       186,714        100.0%        1981        100%       J
  Janss Court...............................       125,709        100.0%        1989        100%     E,N
  Searise Office Tower......................       122,292        100.0%        1975        100%       E
  Commerce Park.............................        94,367        100.0%        1977         79%     E,O
  429 Santa Monica..........................        83,243        100.0%        1982         88%       E
                                                ----------                                  ---
  MARKET TOTAL..............................       848,112                                   95%
ORANGE COUNTY, CALIFORNIA
  Bixby Ranch...............................       277,289        100.0%        1987         98%       E
  18301 Von Karman..........................       219,508        100.0%        1991         88%       E
  2677 North Main...........................       213,318        100.0%        1987         94%       E
                                                ----------                                  ---
  MARKET TOTAL..............................       710,115                                   94%
SAN DIEGO, CALIFORNIA
  Centerside II.............................       286,949        100.0%        1987         93%       E
  Crossroads................................       133,553        100.0%        1983        100%       E
                                                ----------                                  ---
  MARKET TOTAL..............................       420,502                                   95%
NEW YORK CITY, NEW YORK
  527 Madison Avenue........................       215,332        100.0%        1986        100%
  Tower 56..................................       163,633        100.0%        1983         99%       P
                                                ----------                                  ---
  MARKET TOTAL..............................       378,965                                   99%
LOS ANGELES, CALIFORNIA
  700 North Brand...........................       202,531        100.0%        1981         94%       E
  Warner Park Center........................        57,366        100.0%        1986        100%       E
                                                ----------                                  ---
  MARKET TOTAL..............................       259,897                                   95%

                MARKET NAME                   TOTAL RENTABLE     COMPANY        YEAR
                  PROPERTY                     SQUARE FEET     INTEREST(A)   CONSTRUCTED   LEASED   NOTES
                -----------                   --------------   -----------   -----------   ------   -----
CONEJO VALLEY (VENTURA), CALIFORNIA
  Westlake Spectrum (2 buildings)...........       118,990        100.0%        1990         97%       E
  Agoura Hills..............................       115,208        100.0%        1987        100%       E
                                                ----------                                  ---
  MARKET TOTAL..............................       234,198                                   99%
OTHER REGIONS
  U.S. West (Murray, Utah)..................       136,608        100.0%        1985         76%       E
  Exposition Centre (Sacramento,
     California)............................        72,971        100.0%        1984         70%       E
                                                ----------                                  ---
  MARKET TOTAL..............................       209,579                                   74%
  TOTAL PORTFOLIO...........................    17,981,409                                   97%
  Minority Interest Adjustment(Q)...........      (728,307)
                                                ----------
  CORNERSTONE PORTFOLIO.....................    17,253,102                                   96%
                                                                                            ===
  Adjustment For Pruneyard Inn..............       (94,500)
                                                ----------
  CORNERSTONE OFFICE PORTFOLIO..............    17,158,602
                                                ==========

---------------
 (A) Unless noted below, cash flow and residual proceeds will be distributed to the Company according to its percentage interest.

 (B) On December 31, 1997, the Trust purchased the second mortgage on Sixty State Street. The mortgage is a cash flow mortgage through which all the economic benefits/risks (subject to the first mortgage) inure to the Company. The Company controls all major decisions regarding management and leasing. The total purchase price for the second mortgage was $131.5 million and is consolidated in buildings due to the above factors. The $78.4 million first mortgage on the Property was originally recorded by the Trust as an $89.6 million liability due to its above-market interest rate. As of January 20, 1998 all of the interest stated above were contributed to the Company in exchange for units.

     The second mortgage, which the Company holds, is collateralized only by the improvements on Sixty State Street. Title to the improvements is owned by Sixty State Street Trust, the ground lessee under a ground lease that expires on December 28, 2067. The lease payments on the ground lease are $398,896 per annum throughout the term.

 (C) On October 27, 1997, the Trust acquired interests in nine Class A office properties comprising approximately 4.5 million rentable square feet in Alexandria, Virginia (3 properties), Atlanta (2 properties), Boston (2 properties), Charlotte and Washington, D.C., as well as an undeveloped parcel of land in Chicago (collectively, "the DIHC Portfolio"). The Trust acquired the DIHC Portfolio for a purchase price of approximately $1.06 billion, consisting of approximately 34.2 million shares of Common Stock valued and recorded at $16.00 per share, approximately $260.0 million in cash and $250.0 million in promissory notes. The cash portion of the acquisition was financed with proceeds from the Trust's initial public offering in April 1997 and $54.0 million from its Revolving Credit Facility. As of January 20, 1998 all of the interest stated above were contributed to the Company in exchange for units. The Company has since sold the asset in Charlotte as well as the undeveloped parcel of land in Chicago.

 (D) On April 28, 1998, the Company purchased One Memorial Drive in Cambridge, Massachusetts. The total purchase price for the Property was approximately $112.5 million, approximately $23.5 million of which was paid in cash, approximately $29.0 million of which was paid in Units valued at $17.50 per unit and approximately $60.0 million of which was paid in the Trust's Common Stock valued at $17.50 per share.

 (E) Property was acquired as a result of the Wilson Acquisition in December 1998. After receiving stockholder approval on December 14, 1998, the Company acquired substantially all of the properties and real estate operations of William Wilson & Associates and related entities ("WW&A") (the "Wilson Acquisition"). As part of the Wilson Acquisition, the Company acquired interests in 69

     Class A office Properties, comprising approximately 9.2 million rentable square feet primarily in the San Francisco Bay Area and in Southern California, a shopping center consisting of approximately 252,000 rentable square feet in Santa Clara, California, a hotel consisting of 94,500 square feet in Santa Clara, California and 12.8 acres of developable land in the San Francisco Bay Area. The Company has since sold eleven assets comprising approximately 1.2 million square feet.

     The Company acquired WW&A for a purchase price of approximately $1.8 billion, consisting of approximately 14.9 million shares of the Trust's Common Stock valued at $17.25 per share (recorded at $16.25 per share for GAAP purposes), approximately 16.2 million Units valued at $17.25 per unit (recorded at $16.25 per unit for GAAP purposes), approximately $465.0 million in cash and the assumption of approximately $760.0 million of property and construction related debt (recorded at $773.7 million for GAAP purposes). The cash portion of the transaction was financed primarily from the Company's Revolving Credit Facility and the sale of $200.0 million of Common Stock to PGGM, an approximate 33.6% stockholder prior to the Wilson Acquisition, priced at $17.25 per share.

 (F) While the Company's stated interest in the partnership that owns 191 Peachtree Street is 80.0%, its economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $145.0 million, which earns interest at 9.375% and will receive a priority distribution on its acquired capital base. In 1999, the partner in the transaction, CH Associates, Ltd., received an annual Incentive Distribution (as defined) of $250,000, with the Company receiving the remainder of the cash flow of the Property.

     The partnership that owns 191 Peachtree Street leases a portion of the land upon which the project is located pursuant to a ground lease agreement. The agreement requires annual payments of $45,000 through January 31, 2002 and $75,000 through January 31, 2008. Thereafter, the annual rent increases $2,500 per year until the expiration date of January 31, 2087. The partnership records ground rental expense relating to this agreement on a straight-line basis. The ground lease is renewable for an additional 99 years.

 (G) While the Company's stated interest in the partnership that owns Washington Mutual Tower is 50.0%, its economic interest in the Property is significantly larger due to priority distributions it receives on its invested capital base. For the year ended December 31, 1999, the Company received 100% of the cash distributions from the partnership that owns Washington Mutual Tower.

 (H) Pruneyard Place construction was completed and occupied on April 1, 1999. The building was entirely pre-leased.

 (I) The Pruneyard Inn is a three-story hotel. An expansion was completed in May 1999, increasing the number of rooms from 118 to 172.

 (J) On June 3, 1998, the Company purchased 201 California Street and Wilshire Palisades. The total purchase price for the Properties was approximately $121.5 million, approximately $29.5 million of which was paid in cash, approximately $29.1 million of which was paid in Units valued at $17.50 per unit and approximately $62.9 million of assumed debt (recorded at $64.6 million for GAAP purposes).

 (K) While the Company's stated interest in the partnership that owns Norwest Center is 50.0%, its economic interest in the Property is significantly larger due to priority distributions it receives on its invested capital base. For the year ended December 31, 1999, the Company's share of earnings and cash distributions from the partnership that owns Norwest Center was 74.4%.

 (L) During 1998, through a series of transactions, the Company acquired partnership interests with a stated interest of approximately 70.0% in the partnerships that own Market Square. The Company's economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $181.0 million which earns interest at 9.75% and will receive a priority distribution on its acquired capital base. In addition, the Company acquired a "buffer loan", with accrued principal and interest of $49.0 million at purchase, which accrues interest at a rate of Prime plus 1.25% and is payable from cash flow, refinancing or sales proceeds in excess of the first mortgage.

     During the year ended December 31, 1999, the Company received 100% of the cash flow from the Property. On November 14, 1998, the Company purchased an additional interest in the partnerships that own Market Square which enabled it to gain sufficient control in order to consolidate the investment.

 (M) On January 28, 1998, the Company purchased Corporate 500 Centre in Deerfield, Illinois. This Property consists of four Class A office buildings with approximately 679,000 rentable square feet. The consideration paid for this Property was approximately $135.0 million in cash and approximately $15.0 million in Units valued at $18.50 per unit, for a total purchase price of approximately $150.0 million. The Company financed a portion of the purchase price with an $80.0 million mortgage loan from Bankers Trust Company; this mortgage was subsequently refinanced in October 1998.

 (N) Janss Court is a seven-story, 126,000-square foot Class A mixed-use building. In addition to 93,000 square feet of retail and office space, Janss Court offers 32 apartments for a total of 33,000 rentable square feet of residential space.

 (O) The Property is subject to a ground lease agreement. The agreement requires annual payments of $115,000 through March 31, 2002 and $121,000 from April 1, 2002 through March 31, 2007. The lease payment increases every ten years thereafter according to a formula based on the Consumer Price Index. The ground lease expires on March 31, 2041.

 (P) On January 5, 1998, the Trust purchased for approximately $5.5 million, the remaining participation rights in the cash flow and residual value of Tower 56 from the former participants for 307,692 shares of Common Stock. As a result, all of the cash flow and the residual value of Tower 56 inured to the Trust. As of January 20, 1998 all of the interest stated above were contributed to the Company in exchange for units.

 (Q) Rentable square feet includes an adjustment for the interest of a joint venture or minority partner. Calculations are based on the partners' percentage interest in the cash flows of the Property.

     On March 31, 1998, the Company sold the Dearborn Land (an undeveloped parcel of land in Chicago that was acquired as part of the acquisition of the DIHC Portfolio in October 1997) for gross proceeds of approximately $19,000,000, resulting in a loss of approximately $0.3 million.

     On April 29, 1998, the Trust sold the Frick Building, located in Pittsburgh, Pennsylvania, for net proceeds of approximately $26,748. The net proceeds were contributed to the Company.

     On December 29, 1998, Avenue Associates Limited Partnership sold a condominium unit in Market Square, located in Washington D.C., for gross proceeds of $326,154, resulting in a gain of approximately $0.1 million.

     During 1999, the Company sold thirteen properties for gross proceeds of $496,530,000 resulting in a net gain of $131,033,847.

     The future minimum lease payments to be received by the Company under noncancellable operating leases as of December 31, 1999 are as follows (Dollar amounts in thousands):

2000........................................................  $  396,159
2001........................................................     373,079
2002........................................................     327,096
2003........................................................     269,223
2004........................................................     211,497
Thereafter..................................................     737,345
                                                              ----------
Total.......................................................  $2,314,399
                                                              ==========

3.  RESTRICTED CASH

     Restricted cash includes security deposits for some of the Company's office properties and escrow and reserve funds for real estate taxes, property insurance, capital improvements, tenant improvements and leasing costs. These funds were established pursuant to certain mortgage and construction financing arrangements.

     The proceeds from the sales of certain properties during 1999 totaling approximately $211.5 million, are included in restricted cash pursuant to the terms of Section 1031 of the Internal Revenue Code of 1986, as amended, "Exchange of property held for productive use or investment."

4.  INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

     Investment in unconsolidated joint ventures represents the Company's two investments that are accounted for using the equity method of accounting. The first investment is the Company's 50.0% interest in a co-tenancy with Crocker Plaza Company for One Post, a 38-story, Class A office tower in San Francisco, California. The Company and Crocker co-manage and lease the Property. The second equity investment is the Company's interest in WCP Services, Inc. The Company owns 1% of the voting common stock and 100% of the non-voting common stock of WCP Services, Inc. The remaining shares of voting common stock of WCP Services, Inc. are owned by certain executive officers of the Company. The Company's ownership of voting and nonvoting common stock together represents a 95% economic interest in the earnings of WCP Services, Inc. WCP Services, Inc. provides property management, development and tenant construction supervision services to third parties. WCP Services, Inc. also provides tenant construction supervision services to tenants in Properties owned by the Company.

5.  LONG-TERM DEBT

     The following table sets forth certain information regarding the consolidated debt obligations of the Company as of December 31, 1999 and 1998, including mortgage obligations relating to the Properties. All of this debt, is nonrecourse to the Company. However, notwithstanding the nonrecourse indebtedness, the lender may have the right to recover deficiencies from the Company in certain circumstances, including fraud, misappropriation of funds and environmental liabilities (Dollar amounts in thousands).

                                                      INTEREST         MATURITY
            PROPERTY              AMORTIZATION        RATE(A)            DATE         12/31/99    12/31/98
            --------              -------------   ----------------   -------------   ----------  ----------
FIXED RATE
----------
TransPotomac Plaza(B)...........  Interest Only        7.28%          Oct-2000       $   65,000  $   65,000
West Wilshire Office and          25 year
  Medical.......................                       6.90%          Jan-2002           16,926      17,301
Searise Office Tower............  25 year              6.90%          Jan-2002           11,607      11,864
Exposition Centre...............  25 year              6.90%          May-2002            5,081       5,200
Wilshire Palisades..............  22 year              6.70%          Jul-2002           29,047      29,902
110 Atrium Place................  30 year              6.90%          Mar-2004           21,517      21,838
527 Madison Avenue and
  One Lincoln Centre(B).........  Interest only        7.47%          Oct-2004           65,000      65,000
Sixty State Street..............  30 year              6.84%          Jan-2005           85,420      87,627
Island Corporate Center.........  30 year              6.90%          Apr-2005           13,170      13,294
Washington Mutual Tower.........  Interest only        7.53%          Nov-2005           79,100      79,100
Norwest Center..................  Interest only        8.74%          Dec-2005          110,000     110,000
Agoura Hills....................  25 year              6.90%          Dec-2005           12,003      12,328
Janss Court.....................  30 year              6.90%          Dec-2005           18,357      18,723
Bayhill 4, 5, 6 & 7.............  25 year              6.90%          Dec-2006           57,764      59,071
Market Square(C) and 200
  Galleria(B)...................  Interest only        7.54%          Oct-2007          120,000     120,000
Corporate 500 Centre............  25 year              6.66%          Nov-2008           88,424      89,765
188 Embarcadero(D)..............  25 year              7.26%          Aug-2009           15,606       9,135
Centerside II(D)................  25 year              7.26%          Aug-2009           24,254      13,818

                                                      INTEREST         MATURITY
            PROPERTY              AMORTIZATION        RATE(A)            DATE         12/31/99    12/31/98
            --------              -------------   ----------------   -------------   ----------  ----------
FIXED RATE
----------
700 North Brand(D)..............  25 year              7.26%          Aug-2009       $   26,938  $   18,108
Golden Bear Center(D)...........  25 year              7.26%          Aug-2009           20,477      15,753
Bixby Ranch(D)..................  25 year              7.26%          Aug-2009           28,528      20,243
One Memorial Drive(D)...........  25 year              7.26%          Aug-2009           63,119          --
125 Summer Street(E)............  25 year              7.23%          Nov-2009           78,844      50,000
Tower 56(E).....................  25 year              7.23%          Nov-2009           25,024      17,548
Peninsula Office Park 1, 3, 4,
  5, 6, 8
  & 9(E)........................  25 year              7.23%          Nov-2009           88,128      60,242
Embarcadero Place(E)............  25 year              7.23%          Nov-2009           38,149      26,061
201 California Street (E).......  25 year              7.23%          Nov-2009           44,504      33,071
                                                                                     ----------  ----------
Total Fixed Rate Debt...........                       7.31%(F)      7.1 yrs(F)      $1,251,987  $1,069,992
                                                                                     ----------  ----------
VARIABLE RATE
-------------
Seaport Centre(G)...............  Interest only   LIBOR plus 1.50%    Dec-2000           58,000      58,000
The Pruneyard...................  24 year         LIBOR plus 1.50%    Jul-2000           60,947      49,384
120 Montgomery Street...........  24 year         LIBOR plus 1.40%    Nov-2002           48,160      46,930
Norris Tech Center..............  25 year         LIBOR plus 1.65%    Dec-2003           16,066      16,392
Other loans.....................  Various             Various         Various               245         597
                                                                                     ----------  ----------
Total Variable Rate Debt........                      7.48%(F)       1.5 yrs(F)      $  183,418  $  171,303
                                                                                     ----------  ----------
REPAID DEBT
-----------
18301 Von Karman(H).............  --                     --              --                  --      10,647
1600 South Main(H)..............  --                     --              --                  --       5,038
Biltmore Lakes(H)...............  --                     --              --                  --      11,468
Belmont Shores(H)...............  --                     --              --                  --       9,839
2677 North Main(H)..............  --                     --              --                  --      10,774
2700 Ygnacio Valley Road(H).....  --                     --              --                  --       5,035
Westlake Spectrum(H)............  --                     --              --                  --       3,993
Park Plaza(H)...................  --                     --              --                  --       4,940
Warner Park Center(H)...........  --                     --              --                  --       5,213
429 Santa Monica(H).............  --                     --              --                  --      10,176
Crossroads(H)...................  --                     --              --                  --       7,339
Westlake Spectrum II(H).........  --                     --              --                  --       5,284
Two ADP Plaza(I)................  --                     --              --                  --      13,400
Two Corporate Centre(I).........  --                     --              --                  --      18,600
One & Two Gateway(J)............  --                     --              --                  --       8,679
Scottsdale Centre(J)............  --                     --              --                  --       7,745
66 Bovet(J).....................  --                     --              --                  --       3,939
One Norwest Center(K)...........  --                     --              --                  --      98,252
1300 South El Camino(J).........  --                     --              --                  --       4,007
10 Almaden(L)...................  --                     --              --                  --      33,885
                                  -------------   ----------------     --------      ----------  ----------
Total Repaid Debt...............                                                     $       --  $  278,253
                                                                                     ----------  ----------
Total Debt......................                      7.33%(F)       6.4yrs(F)       $1,435,405  $1,519,548
                                                                                     ==========  ==========

---------------
(A) The interest rate is the stated interest rate (for Company originated debt) or the mark to market rate at the time of acquisition (for debt assumed as part of an acquisition).

(B) The three notes arising from the acquisition of several properties in the DIHC Portfolio are cross-collateralized, having the effect of forming a "collateral pool" for the underlying notes.

(C) The collateral for this loan is a pledge of the $181.0 million first mortgage loan on Market Square that the Company purchased from PGGM.

(D) The six notes arising from the restructuring of certain debt with Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company are cross-collateralized, having the effect of forming a "collateral pool" for the underlying notes.

(E) During October 1999 the Company restructured approximately $219.9 million of individual property related debt with Northwestern Mutual Life Insurance Company. The restructuring involved retiring the individual property related debt and creating a single $275.0 million loan which is cross-collateralized by six of the original seven properties. The loan has a ten year term and bears interest at 7.23%. Upon closing the loan, the lien on 10 Almaden was released and the property was added to Cornerstone's unencumbered pool.

(F) Weighted-average interest rate and maturity of the Company's long-term debt.

(G) On December 15, 1999, through an extension and modification agreement, the maturity date of the $58.0 million variable rate debt held on Seaport Centre was extended from December 31, 1999 to December 31, 2000. All other terms of the note remain unchanged.

(H) These 12 notes were prepaid as part of the Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company restructuring, see note (D) above. All the notes had a mark to market interest rate of 6.9% and maturity dates ranging from April 2000 to March 2003.

(I) On January 4, 1999, in connection with the Wilson Acquisition, the Company prepaid the notes on Two ADP Plaza and Two Corporate Centre.

(J) These notes were prepaid in conjunction with the sale of these properties.

(K) The note was assumed by the purchaser as of the date of closing, in conjunction with the sale of this property during the fourth quarter.

(L) This note was prepaid as part of the Northwestern Mutual Life Insurance Company restructuring, see note (E) above. This note had a mark to market interest rate of 6.9% and a maturity of April 2004.

    The combined aggregate amount of maturities for all long-term borrowings for 2000 through 2004 are $183,947,000, $0, $110,821,000, $16,066,000 and
$86,517,000, respectively.

    Since most of the long-term debt is property related, there are restrictive covenants that limit the total amount of indebtedness that can be placed on individual properties.

6.  CREDIT FACILITY

    The Company has a $550.0 million Revolving Credit Facility with a syndicate of 17 banks led by DB Alex Brown, The Chase Manhattan Bank and Bank of America for acquisitions and general working capital purposes as well as the issuance of letters of credit (the "Revolving Credit Facility"). The interest rate on the facility depends on the Company's ratio of total debt to asset value (as defined) at the time of borrowing and will be at a spread of 1.10% to 1.40% over the applicable LIBOR or the Prime Rate at the borrower's option. The letters of credit will be priced at the applicable Eurodollar credit spread. The Revolving Credit Facility expires on November 3, 2001. As of December 31, 1999, $329.0 million of the facility was outstanding at a rate of approximately 8.0%. Of this amount, approximately $250.0 million is fixed with interest rate swaps, which effectively fix the rate at 6.47%. Beginning January 2000, the rate will be reduced to 5.41 through the expiration of the swaps in December 2000. The Revolving Credit Facility contains certain restrictive covenants including: (i) a limitation on the Company's dividend to 90.0% of funds from operations and 110.0% of funds available for distribution, both as defined in the agreement;
(ii) the percentage of total liabilities to total property asset value (as defined) cannot exceed 55.0%; (iii) the ratio of adjusted EBITDA to interest expense may not be less than 2.00 to 1.00 through July 1, 1999 and 2.25 to 1.00 thereafter; (iv) the fixed charge coverage ratio may not be less than 1.75 to 1.00; and (v) the ratio of total property asset value (as defined) to secured indebtedness may not be less than 2.22 to 1.00. The above terms reflect an amendment to the Revolving Credit Facility that occurred during 1999. The amendment allowed the Company to increase its leverage from 55.0% to 60.0% in
(ii) above for a short period, which has since expired. The Company also increased its ability to enter into mortgage debt under (v) above by decreasing the ratio from 2.5 to 1.00 to 2.22 to 1.00.

7.  COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Company is subject to tenant and property related claims and other litigation. It is the opinion of management, after consultation with outside counsel, that the resolution of these claims will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

     In April 1998, the Company entered into a contract to acquire from the developer the 928,857 square-foot Piper Jaffray building under construction in Minneapolis. In November 1999, this contract was amended in connection with a 350,000 square-foot expansion lease with a major tenant of the building. The contract was amended to provide for a purchase price equal to the costs incurred in construction and development plus a fixed amount to the developer plus an additional amount based on the leasing of the building. In addition, at the Company's election, the closing of the acquisition may occur prior to the completion of the building, but the developer will remain obligated to complete the project. Through December 31, 1999, approximately $109.4 million has been spent on the construction. The project is scheduled to be completed in the year 2000 and is approximately 75.0% pre-leased.

8.  PARTNERS' CAPITAL

     As of December 31, 1999, the Trust and its subsidiaries had a 1% general partnership interest and an approximate 86.1% limited partnership interest in the Company. The remaining limited partners had an approximate 12.9% interest in the Company and consist of various individuals and entities that contributed their properties to the Company in exchange for partnership interest and are represented by 19,131,785 Units which are exchangeable on a one-for-one basis into the Trust's Common Shares.

     The 7% Cumulative Convertible Preferred Units are convertible into Common Stock at $16.50 per share at any time after August 4, 2000.

     On February 6, 1998, the Trust completed a secondary public offering of 14,375,000 shares of Common Stock at a price of $18.25 per share. The shares were placed in the U.S. through a syndicate of seven investment banks led by Merrill Lynch & Co. Net proceeds to the Company were approximately $247.9 million (approximately $262.3 million gross proceeds less an underwriting discount of approximately $13.7 million and expenses of approximately $0.7 million), which were contributed to the Company in exchange for a corresponding number of Units. The net proceeds were used to repay outstanding borrowings under the Revolving Credit Facility and for working capital purposes.

9.  UNITHOLDERS' DISTRIBUTIONS

     On December 7, 1998, in connection with the Wilson Acquisition, the Company declared a distribution of $0.15 per unit to Unitholders of record as of December 15, 1998 and a distribution of $0.15 per unit to Unitholders of record as of January 29, 1999. Both distributions were paid on February 26, 1999. A distribution of $0.30 per unit was declared for the second quarter of 1999 and paid on May 28, 1999, to Unitholders of record as of April 30, 1999. A distribution of $0.30 per unit was declared for the third quarter of 1999 and paid on August 31, 1999, to Unitholders of record as of July 30, 1999. A distribution of $0.30 per unit was declared on September 28, 1999 for the fourth quarter of 1999 and paid on November 30, 1999, to Unitholders of record as of October 29, 1999.

     On August 4, 1999, the Company paid a dividend of $1.155 per share to all preferred unitholders of record as of July 30, 1999.

10.  EXTRAORDINARY LOSS

     For the year ended December 31, 1999, the Company recorded extraordinary loss of approximately $10.8 million. This amount represents the prepayment fees paid in connection with the property debt restructurings that were completed during June 1999 and October 1999, as well as the write off of any remaining unamortized premium/discount recorded by the Company related to the retired debt. See Notes 5 and 16 for more information about the two restructurings.

11.  NET INCOME PER UNIT

     The table below sets forth the calculation of income per Unit for 1999 and 1998 (Dollar amounts in thousands, except per unit amounts):

                                                   1999                          1998
                                        ---------------------------   ---------------------------
                                           BASIC         DILUTED         BASIC         DILUTED
                                        ------------   ------------   ------------   ------------
Units issuable upon exercise of Trust
  share options.......................            --      3,175,570             --        370,612
Weighted average Units................   148,654,779    148,654,779    103,881,682    103,881,682
                                        ------------   ------------   ------------   ------------
Adjusted weighted average Units.......   148,654,779    151,830,349    103,881,682    104,252,294
                                        ------------   ------------   ------------   ------------
Net income available to Units before
  cumulative effect of a change in
  accounting principle and
  extraordinary loss..................  $    276,666   $    276,666   $     86,327   $     86,327
Income applicable to preferred
  units...............................        (3,500)            --         (3,500)            --
Cumulative effect of a change in
  accounting principle................          (630)          (630)            --             --
Extraordinary loss....................       (10,787)       (10,787)        (4,303)        (4,303)
                                        ------------   ------------   ------------   ------------
Income available to units.............  $    261,749   $    265,249   $     78,524   $     82,024
                                        ------------   ------------   ------------   ------------
Net income available to Units before
  extraordinary items.................  $       1.84   $       1.82   $       0.80   $       0.79
Cumulative effect of a change in
  accounting principle................            --             --             --             --
Extraordinary loss....................         (0.08)         (0.07)         (0.04)         (0.04)
                                        ------------   ------------   ------------   ------------
Income available to units.............  $       1.76   $       1.75   $       0.76   $       0.75
                                        ------------   ------------   ------------   ------------

     The options issued in February 1998, March 1998, December 1998, January 1999, February 1999 and June 1999 were not included in the calculation of diluted earnings per Unit as such options were anti-dilutive during the period. As of December 31, 1999, 1,125,175 Units have been redeemed for shares of the Trust's Common Stock on a one-for-one basis and 76,647 Units have been redeemed for approximately $1.2 million in cash.

12.  RETIREMENT AND SHARE OPTION PLANS

     Eligible employees of the Company participate in a noncontributory age-weighted profit sharing plan. The Company's cash contribution to such plan was approximately $134,000, and $100,000, for the years ended December 31, 1999 and 1998, respectively.

     Eligible employees of the Company also participate in a 401(k) contributory savings plan. Under the plan, the Company matches contributions made by eligible employees based on a percentage of the employee's salary. The Company will match 100% of contributions up to 5.0% of such employee's salary with an annual maximum matching contribution of $4,000 per employee. The Company's matching contribution was approximately $654,000, and $69,600, for the years ended December 31, 1999, and 1998, respectively.

     The Company has adopted the Cornerstone Properties Inc. 1998 Long-Term Incentive Plan (the "Incentive Plan") to provide incentives to attract and retain officers and key employees. Under the Incentive Plan as amended and restated on December 14, 1998, the number of shares available for option grant are approximately 7,400,000. During 1999, options on approximately 40,000 shares of Common Stock at an exercise price of $17.25 per share have been granted under the plan. As of December 31, 1999, 10,000 of these shares have been forfeited.

     The following tables summarize the Trust's stock options and restricted stock grants for certain officers of the Company as of December 31, 1999, which is included in the financial statements because any Common Shares issued pursuant to the officer plan will result in the Company issuing Units to the Trust on a one-for-one basis:

STOCK OPTIONS

                        OPTIONS GRANTED   EXERCISE PRICE                          OPTIONS     OPTIONS      OPTIONS
    DATE OF GRANT       (NO. OF SHARES)    (PER SHARE)           VESTING         EXERCISED   FORFEITED   EXERCISABLE
    -------------       ---------------   --------------   -------------------   ---------   ---------   -----------
August, 1995..........      637,500           $14.30       33.3%/yr, 10yr term    75,000            0      562,500
October, 1995.........      150,000           $14.30       33.3%/yr, 10yr term    10,500            0      139,500
March, 1997...........      880,000           $14.50       33.3%/yr, 10yr term    52,000            0      534,666
November, 1997........       70,000           $18.44       33.3%/yr, 10yr term         0            0       46,667
February, 1998........       70,000           $18.13       33.3%/yr, 10yr term         0       46,667       23,333
February, 1998........      595,000           $18.25       33.3%/yr, 10yr term         0       26,668      198,333
March, 1998...........      200,000           $18.25       33.3%/yr, 10yr term         0      133,334       66,666
December, 1998........    3,000,000           $17.25       33.3%/yr, 10yr term         0       34,533      978,800
January, 1999.........       20,000           $17.25       33.3%/yr, 10yr term         0            0            0
February, 1999........       10,000           $17.25       33.3%/yr, 10yr term         0       10,000            0
June, 1999............       10,000           $17.25       33.3%/yr, 10yr term         0            0            0

     The weighted average fair value of options granted during 1999 and 1998 was $0.33 per share and $0.28 per share, respectively. The weighted average life of options outstanding at December 31, 1999 was approximately 7.6 years.

RESTRICTED STOCK GRANTS

                       VALUE OF GRANT    SHARES INITIALLY                          SHARES
                            DATE             GRANTED        SHARES FORFEITED     OUTSTANDING      SHARES VESTED    VESTING(A)
    DATE OF GRANT       (PER SHARES)     (NO. OF SHARES)     (NO. OF SHARE)    (NO. OF SHARES)   (NO. OF SHARES)   SEE NOTES
    -------------      --------------    ----------------   ----------------   ---------------   ---------------   ----------
August, 1995.........      $14.30            186,713             19,091            167,622           89,396              (B)
March, 1997..........      $16.40            100,000                  0            100,000           26,666              (C)
November, 1997.......      $18.44             12,500                  0             12,500            3,333              (D)
March, 1998..........      $18.13             12,500             10,833              1,667            1,667              (E)
March, 1998..........      $18.25             19,178                  0             19,178           19,178              (F)
February, 1999.......      $15.50            113,500              1,700            111,800            1,400              (G)

---------------
 (A) Deferred compensation of approximately $5,600,000 is being amortized according to the respective amortization schedule for each vesting period noted below, with the unamortized balance shown as a deduction from stockholders' equity. Regular distributions are paid on restricted stock.

 (B) The grant will fully vest with respect to 13.333% on June 30, 1996, 1997, 1998, 1999 and with respect to 46.668% on June 30, 2000.

 (C) The grant will fully vest with respect to 13.333% on June 30, 1998, 1999, 2000, 2001 and with respect to 46.668% on June 30, 2002.

 (D) The grant will fully vest with respect to 13.333% on June 30, 1998, 1999, 2000, 2001 and with respect to 46.668% on June 30, 2002.

 (E) The grant will fully vest with respect to 13.333% on March 15, 1999, 2000, 2001, 2002 and with respect to 46.668% on March 15, 2003.

 (F) The initial grant was to vest with respect to 13.333% on March 15, 1999, 2000, 2001, 2002 and with respect to 46.668% on March 15, 2003. Pursuant to the terms of a separation agreement, the vesting with respect to 16,621 shares was accelerated to fully vest on December 31, 1999.

 (G) The grant will fully vest on February 1, 2004. Pursuant to the terms of certain separation agreements, the vesting with respect to 1,400 shares was accelerated to fully vest on July 1, 1999.

     The Trust has adopted the disclosure-only provision of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, no compensation cost has been recognized for the options described above since the exercise price equaled the fair value at the grant date. Had compensation cost for these options been determined based on the fair value at the grant date consistent with the provisions of SFAS 123, the Trust's net income and net income per common share would have been reduced to the following pro forma amounts (Dollar amounts in thousands, except per share amounts):

                                                           BASIC           DILUTED
                                                       NET INCOME PER   NET INCOME PER
                                        NET INCOME      COMMON SHARE     COMMON SHARE
                                        ----------     --------------   --------------
Year ended December 31, 1999........     $229,622         $1.76            $1.73
Year ended December 31, 1998........     $ 81,561          $0.73            $0.73

     The Company has computed the value of all stock options using the Black-Scholes option pricing model with the following weighted average assumptions:

                        ASSUMPTIONS                           1999      1998
                        -----------                          -------   -------
Risk-free interest rate....................................     5.31%     5.31%
Assumed dividend yield.....................................     7.50%     7.50%
Expected term..............................................  6 years   6 years
Assumed volatility.........................................    10.00%    10.00%

13.  CONCENTRATION OF RISK

     Approximately 5.8 million of the Company's 17 million rentable square feet is located in the San Francisco metropolitan market, accounting for approximately 29% of the Company's total assets at December 31, 1999. In addition, five of the Company's 83 office Properties are located in the Downtown Boston market, accounting for approximately 19.4% of the Company's office and parking revenues for the year ended December 31, 1999. This concentration of assets makes the Company particularly vulnerable to adverse changes in economic conditions in the San Francisco and Boston metropolitan areas. A significant decline in these economic conditions could have a material adverse effect on the Company.

     Norwest Corporation and its subsidiary, Norwest Bank Denver N.A., tenants of the Company, provided approximately 6.2%, and 9.5% of office and parking rental income for the years ended December 31, 1999 and 1998, respectively. Included in deferred tenant receivables is approximately $34.8 million and $33.9 million due from Norwest Corporation at December 31, 1998 and 1997, respectively. As a result of the sale of the Company's property located in Denver during the fourth quarter of 1999, the concentration of revenue received from this tenant will be significantly reduced.

14.  RELATED PARTY TRANSACTIONS

     The Company has entered into $250.0 million of mortgage debt with one of the Trust's major stockholders, PGGM, as further described in Note 5.

     In connection with the Wilson Acquisition, certain third-party services business of WW&A was acquired by WCP Services, Inc., a Delaware corporation ("WCP Services"). The Company owns 100% of the non-voting common stock and 1% of the voting common stock of WCP Services. Mr. Wilson and Mr. Moody each own 49.5% of the voting common stock of WCP Services. To fund the purchase of such shares of voting common stock, the Company loaned $178,750 to each of Mr. Wilson and Mr. Moody, all of which remained outstanding as of December 31, 1999. The notes accrue interest at a rate equal to 140 basis points plus the one-year London Interbank Offered Rate, which rate is adjusted annually. The notes are due and payable on or before December 16, 2008. In connection with the EOP Merger Agreement, Messrs. Wilson and Moody entered into an agreement to sell their voting common stock of WCP Services to EOP at a purchase price of $200,000 each.

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The Company determines the fair value based on discounting future cash flows at a rate that approximates the Company's effective current borrowing rate (see also Note 5). For the year ended December 31, 1999 and 1998, the fair value of the Company's long term debt was approximately $1,367,000 million and $1,542,000 million, respectively.

16.  SUPPLEMENTAL CASH FLOW INFORMATION

     Cash paid for interest was approximately $138,375 million and $60,992 million for the years ended December 31, 1999 and 1998, respectively.

NON-CASH INVESTING AND FINANCING ACTIVITIES

     On January 20, 1998, the Trust converted its corporate structure into an umbrella limited partnership REIT ("UPREIT"). Under the UPREIT structure, the Trust assigned substantially all of its interest in its properties and substantially all of its operations to the Company.

     On January 28, 1998, the Company purchased Corporate 500 Centre. As part of the total purchase price of approximately $150.0 million, the Company issued 822,794 Units valued at $18.50 per unit.

     On April 28, 1998, the Company purchased One Memorial Drive. As part of the total purchase price of approximately $112.5 million, the Trust issued 3,428,571 shares of common stock and the Company issued 1,657,426 Units, both valued at $17.50.

     On June 3, 1998, the Company purchased 201 California Street and Wilshire Palisades. As part of the total purchase price for the Properties of approximately $121.5 million, the Company assumed $64.6 million in debt and issued 1,665,663 Units valued at $17.50 per unit.

     On September 25, 1998, in conjunction with the refinancing of the One Norwest Center mortgage, the Company incurred an extraordinary loss of approximately $2,269,000, which represents the unamortized deferred financing costs and prepayment fees on the previous One Norwest Center mortgage at the time of the refinancing.

     On October 9, 1998, in conjunction with the refinancing of the Corporate 500 Centre mortgage, the Company incurred an extraordinary loss of $354,717, which represents the unamortized deferred financing costs on the previous Corporate 500 Centre mortgage at the time of the refinancing.

     On November 3, 1998, the Company obtained a $550.0 million Revolving Credit Facility from a syndicate of 17 banks led by Bankers Trust Company, The Chase Manhattan Bank and NationsBank. In conjunction with obtaining this new Revolving Credit Facility, the Company incurred an extraordinary loss of $1,680,016, which represents the unamortized deferred financing costs related to the previous $350.0 million facility, which was extinguished at the time that the new Revolving Credit Facility was obtained.

     On December 16, 1998, the Company consummated the Wilson Acquisition for a purchase price of approximately $1.8 billion, consisting of approximately 14.9 million shares of the Trust's Common Stock valued at $17.25 per share (recorded at $16.25 per share for GAAP purposes), approximately 16.2 million Units valued at $17.25 per unit (recorded at $16.25 for GAAP purposes), approximately $465.0 million in cash and the assumption of approximately $760.0 million of property and construction related debt (recorded at $773.7 million for GAAP purposes). The Company also recorded a minority interest of $241.0 million in connection with this acquisition.

     During the first quarter of 1999, pursuant to the requirements of SOP 98-5 (as defined in Note 1), the Company wrote off all unamortized organizational costs and recorded a cumulative effect of a change in accounting principle of $630,044.

     On February 1, 1999, the Trust issued 113,500 shares of restricted stock valued at $15.50 per share to certain employees of the Company. Units were also issued to the Trust on a one-for-one basis.

     On June 23, 1999, in conjunction with the restructuring of property-related debt with Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company, the Company incurred an extraordinary loss of approximately $3,355,000, of which approximately $1,560,000 represents the unamortized premium/discounts associated with various debt instruments that were assumed as part of the Wilson Acquisition. See Note 5 for more information about this restructuring.

     During 1999, 1,700 shares of the Trust's restricted Common Stock issued to certain employees of the Company were forfeited as a result of their separation from the Company.

     On July 30, 1999, 562,588 Units were redeemed for shares of the Trust's Common Stock on a one-for-one basis.

     On August 3, 1999, 562,587 Units were redeemed for shares of the Trust's Common Stock on a one-for-one basis.

     On August 17, 1999, the Trust reacquired 10,833 shares of restricted Common Stock as a result of the forfeiture of these shares by a certain employee of the Company.

     On October 6, 1999, in conjunction with the restructuring of property-related debt with Northwestern Mutual Life Insurance Company, the Company incurred an extraordinary loss of approximately $7,432,000, of which approximately $2,551,000 represents the unamortized premium/discounts associated with various debt instruments. See Note 5 for more information about this restructuring.

     On December 10, 1999, in conjunction with the sale of One Norwest Center in Denver, Colorado, $97.3 million of outstanding debt was assumed by the purchaser.

     On December 31, 1999 an affiliate of the Trust, Corpro Real Estate Management Company, Inc., was dissolved. The remaining assets were contributed to the Company.

17.  SEGMENT REPORTING

     The Company has one reportable segment - real estate. The Company does not have any foreign operations. The accounting policies of the segment are the same as those described in Note 1. See Note 13 for information regarding concentration of risk.

     The Company evaluates performance based on net operating income from the individual properties in the segment. (Dollar amounts in thousands)

                                                                   CORPORATE &    COMPANY
                                                   TOTAL SEGMENT    OTHER(A)       TOTAL
                                                   -------------   -----------   ----------
Total revenues(B):
  1999...........................................   $  611,657      $   4,659    $  616,316
  1998...........................................      336,922          2,415       339,337
Total operating and Interest expenses(C):
  1999...........................................   $  212,686      $ 155,517    $  368,203
  1998...........................................      112,271         79,136       191,407
Net operating income(D):
  1999...........................................   $  398,971      $(150,858)   $  248,113
  1998...........................................      224,651        (76,721)      147,930
Total long-lived assets(E):
  1999...........................................   $3,770,924      $  66,064    $3,836,988
  1998...........................................    4,137,302         54,782     4,192,084
Total assets:
  1999...........................................   $3,776,765      $ 393,463    $4,170,228
  1998...........................................    4,198,099         83,559     4,281,658

---------------
 (A) Corporate and Other represents all corporate-level items (including interest income, interest expense and general and administrative expenses) as well as intercompany eliminations necessary to reconcile to consolidated Company totals.

 (B) Total revenues represents all revenues during the period (including the Company's earnings in real estate joint ventures). All interest income is excluded from the segment amounts and is classified in Corporate and Other for all periods.

 (C) Total operating and interest expenses represents the sum of building operating expenses, real estate taxes, interest expense and general and administrative expenses. All interest expense (including property level mortgages) is excluded from the segment amounts and is classified in Corporate and Other for all periods. Amounts presented exclude depreciation and amortization of $96,726,000 and $57,031,000 in 1999 and 1998,
     respectively.

 (D) Net operating income represents total revenues (as defined in note (B) above) less total operating and interest expense (as defined in note (C) above) for the period.

 (E) Long-lived assets is composed of total rentals property, investments in joint ventures, other deferred costs, deferred tenant receivables and certain other assets.

18.  SUBSEQUENT EVENTS

     On January 20, 2000, the Company declared a distribution of $0.31 per unit paid on February 29, 2000, Unitholders of record as of January 31, 2000.

     On January 21, 2000, the Company purchased Wells Fargo Center in Sacramento, California. This property contains approximately 502,000 rentable square feet. The total purchase price for the Property was approximately $130.0 million, consisting of approximately $128.0 million in cash of which $104.8 million was 1031 exchange funds (see Note 3) and approximately $2.0 million of which was paid in Units valued at $17.25 per unit.

     On March 8, 2000, the Company declared a distribution of $0.20 per unit paid to all unitholders on April 14, 2000.

     On March 15, 2000, the Company sold it interests in a property for gross proceeds of $14,425,000 located in East Bay, California. The property was acquired as part of the Wilson Acquisition in December 1998.

     On March 23, 2000, the Company sold its interest in a Property located in East Bay, California for gross proceeds of $12,800,000. The Property had been acquired as part of the Wilson Acquisition in December 1998.

     On March 30, 2000, 101,050 Units were redeemed for shares of the Trust's Common Stock on a one-for-one basis.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                  SCHEDULE III
                               DECEMBER 31, 1999

       COLUMN A            COLUMN B             COLUMN C               COLUMN D                     COLUMN E
-----------------------  ------------    -----------------------   ----------------   ------------------------------------
                                                                   COST CAPITALIZED
                                                                    SUBSEQUENT TO        GROSS AMOUNT AT WHICH CARRIED
                                         INITIAL COST TO COMPANY     ACQUISITION               AT CLOSE OF PERIOD
                                         -----------------------   ----------------   ------------------------------------
                                                     BUILDING &         LAND &                    BUILDING &
DESCRIPTION              ENCUMBRANCES      LAND     IMPROVEMENTS     IMPROVEMENTS       LAND     IMPROVEMENTS     TOTAL
-----------              ------------    --------   ------------   ----------------   --------   ------------   ----------
                                                           (DOLLAR AMOUNTS IN THOUSANDS)
Boston, Massachusetts
 Sixty State Street....      $85,420     $     --    $  221,568        $  6,813       $     --    $  228,381    $  228,381
 500 Boylston Street...                    45,132       181,574            (112)        45,132       181,462       226,594
 222 Berkeley Street...                    29,262       118,180             284         29,262       118,464       147,726
 125 Summer Street.....       78,844       15,750        89,250           7,867         15,750        97,117       112,867
 One Memorial Drive....       63,119       22,500        90,873              (6)        22,500        90,867       113,367
San Mateo County,
 California
 Bayhill (4
   buildings)..........       57,764       26,353       105,412           2,166         26,353       107,578       133,931
 Peninsula Office Park
   (7 buildings).......       88,128       25,426       101,705           2,885         25,426       104,590       130,016
 Seaport Centre........       58,000       23,530        94,119           5,259         23,530        99,378       122,908
 Bay Park Plaza (2
   buildings)..........                    13,139        52,556             244         13,139        52,800        65,939
 One Bay Plaza.........                     9,125        36,499           1,165          9,125        37,664        46,789
East Bay, California
 Corporate Centre (2
   buildings)..........                     9,808        39,233             637          9,808        39,870        49,678
 ADP Plaza (2
   buildings)..........                    10,278        41,110             502         10,278        41,612        51,890
 PeopleSoft Plaza......                    10,025        40,100             644         10,025        40,744        50,769
 Norris Tech Center (3
   buildings)..........       16,066        7,223        28,893             379          7,223        29,272        36,495
 Golden Bear Center....       20,477        6,426        25,705             250          6,426        25,955        32,381
 2700 Ygnacio Valley
   Road................                     2,375         9,498             192          2,375         9,690        12,065
 Park Plaza............                     2,673        10,693             323          2,673        11,016        13,689
 1600 South Main.......                     2,501        10,003             175          2,501        10,178        12,679
Atlanta, Georgia
 191 Peachtree
   Street..............                    40,110       228,962           4,575         40,110       233,537       273,647
 200 Galleria..........      120,000(B)    11,994        48,443           3,621         12,726        51,332        64,058
Seattle, Washington
 Washington Mutual
   Tower (3
   buildings)..........       79,100       21,167        43,153         150,354         21,173       193,501       214,674
 110 Atrium Place......       21,517        7,810        31,242             357          7,810        31,599        39,409
 Island Corporate
   Center..............       13,170        3,751        15,004             325          3,751        15,329        19,080
Santa Clara, California
 Pruneyard Office (3
   buildings)..........       60,947       11,896        47,583          13,162         11,896        60,745        72,641
 10 Almaden............                    14,306        57,223             314         14,306        57,537        71,843
 Pruneyard Shopping
   Center..............                     8,491        33,966           1,053          8,491        35,019        43,510
 Embarcadero Place (4
   buildings)..........       38,149       11,728        46,913             (63)        11,728        46,850        58,578
 Pruneyard Inn (C).....                     3,057        12,228           3,126          3,057        15,354        18,411

       COLUMN A            COLUMN F      COLUMN G      COLUMN H        COLUMN I
-----------------------  ------------   -----------   -----------   ---------------

                                                                     LIFE ON WHICH
                                                                    DEPRECIATION IN
                                        (UNAUDITED)   (UNAUDITED)    LATEST INCOME
                         ACCUMULATED       YEAR          DATE        STATEMENTS IS
DESCRIPTION              DEPRECIATION   CONSTRUCTED    ACQUIRED       COMPUTED(A)
-----------              ------------   -----------   -----------   ---------------
                                       (DOLLAR AMOUNTS IN THOUSANDS)
Boston, Massachusetts
 Sixty State Street....   $ (11,312)           1979    12/31/97            40
 500 Boylston Street...      (9,949)           1988    10/27/97            40
 222 Berkeley Street...      (6,515)           1991    10/27/97            40
 125 Summer Street.....     (12,611)           1989     11/1/95            40
 One Memorial Drive....      (3,812)           1985     4/28/98            40
San Mateo County,
 California
 Bayhill (4
   buildings)..........      (2,836)      1982-1987    12/16/98            40
 Peninsula Office Park
   (7 buildings).......      (2,759)      1971-1998    12/16/98            40
 Seaport Centre........      (2,772)           1988    12/16/98            40
 Bay Park Plaza (2
   buildings)..........      (1,403)      1985-1998    12/16/98            40
 One Bay Plaza.........        (997)           1979    12/16/98            40
East Bay, California
 Corporate Centre (2
   buildings)..........      (1,066)      1985-1987    12/16/98            40
 ADP Plaza (2
   buildings)..........      (1,110)      1987-1989    12/16/98            40
 PeopleSoft Plaza......      (1,069)           1984    12/16/98            40
 Norris Tech Center (3
   buildings)..........        (761)      1984-1998    12/16/98            40
 Golden Bear Center....        (702)           1986    12/16/98            40
 2700 Ygnacio Valley
   Road................        (155)           1984    12/16/98            40
 Park Plaza............        (321)           1986    12/16/98            40
 1600 South Main.......        (271)           1983    12/16/98            40
Atlanta, Georgia
 191 Peachtree
   Street..............     (13,469)           1991    10/27/97            40
 200 Galleria..........      (3,146)           1985    10/27/97            40
Seattle, Washington
 Washington Mutual
   Tower (3
   buildings)..........     (82,749)           1988      5/1/88            40
 110 Atrium Place......        (839)           1981    12/16/98            40
 Island Corporate
   Center..............        (404)           1987    12/16/98            40
Santa Clara, California
 Pruneyard Office (3
   buildings)..........      (1,517)      1971-1999    12/16/98            40
 10 Almaden............      (1,510)           1989    12/16/98            40
 Pruneyard Shopping
   Center..............        (922)          1970s    12/16/98            40
 Embarcadero Place (4
   buildings)..........      (1,221)           1984    12/16/98            40
 Pruneyard Inn (C).....        (339)           1989    12/16/98            40

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                          SCHEDULE III -- (CONTINUED)
                               DECEMBER 31, 1999

       COLUMN A            COLUMN B             COLUMN C               COLUMN D                     COLUMN E
-----------------------  ------------    -----------------------   ----------------   ------------------------------------
                                                                   COST CAPITALIZED
                                                                    SUBSEQUENT TO        GROSS AMOUNT AT WHICH CARRIED
                                         INITIAL COST TO COMPANY     ACQUISITION               AT CLOSE OF PERIOD
                                         -----------------------   ----------------   ------------------------------------
                                                     BUILDING &         LAND &                    BUILDING &
DESCRIPTION              ENCUMBRANCES      LAND     IMPROVEMENTS     IMPROVEMENTS       LAND     IMPROVEMENTS     TOTAL
-----------              ------------    --------   ------------   ----------------   --------   ------------   ----------
                                                           (DOLLAR AMOUNTS IN THOUSANDS)
San Francisco,
 California
 120 Montgomery
   Street..............       48,160       16,427        65,709           2,958         16,427        68,667        85,094
 201 California
   Street..............       44,504       11,350        46,040           2,007         11,350        48,047        59,397
 188 Embarcadero.......       15,606        4,718        18,871             399          4,718        19,270        23,988
Minneapolis, Minnesota
 Norwest Center........      110,000       18,000        33,613         152,888         18,000       186,501       204,501
Washington, D.C./
 Alexandria, Virginia
 Market Square (2
   buildings)..........             (B)    50,199       201,084           2,964         50,199       204,048       254,247
 99 Canal Center.......                     4,551        18,380           1,574          4,551        19,954        24,505
 TransPotomac Plaza
   5...................       65,000(B)     2,124         8,577           1,000          2,124         9,577        11,701
 11 Canal Center.......                     2,326         9,394             500          2,326         9,894        12,220
Suburban Chicago,
 Illinois
 Corporate 500 Centre
   (4 buildings).......       88,424       30,000       120,163           3,456         30,000       123,619       153,619
 One Lincoln Centre....       65,000(B)     2,192        47,758           4,302          2,192        52,060        54,252
Santa Monica/West Los
 Angeles, California
 West Wilshire (2
   buildings)..........       16,926        7,492        29,970             629          7,492        30,599        38,091
 Wilshire Palisades....       29,047       12,650        52,247           1,291         12,650        53,538        66,188
 Janss Court (D).......       18,357        7,274        29,098             147          7,274        29,245        36,519
 Searise Office
   Tower...............       11,607        6,043        24,172             347          6,043        24,519        30,562
 Commerce Park.........                     2,653        10,613             149             --        13,415        13,415
 429 Santa Monica......                     3,899        15,595             317          3,899        15,912        19,811
Orange County,
 California
 Bixby Ranch...........       28,528        9,681        38,723             300          9,681        39,023        48,704
 18301 Von Karman......                     8,052        32,206           2,224          8,052        34,430        42,482
 2677 South Main.......                     5,696        22,786           1,571          5,696        24,357        30,053
San Diego, California
 Centerside II.........       24,254        7,524        30,094             609          7,523        30,703        38,226
 Crossroads............                     3,207        12,828             222          3,207        13,050        16,257
Los Angeles, California
 700 North Brand.......       26,938        8,112        32,450             145          8,112        32,595        40,707
 Warner Park Center....                     1,746         6,986             123          1,746         7,109         8,855
New York City, New York
 527 Madison Avenue....             (B)    21,440        46,643           2,627         21,440        49,270        70,710
 Tower 56..............       25,024        5,528        25,203           9,434          5,528        34,637        40,165
Conejo Valley
 (Ventura), California
 Westlake Spectrum (2
   buildings)..........                     3,510        14,038             177          3,510        14,215        17,725
 Agoura Hills..........       12,003        3,821        15,284             241          3,821        15,525        19,346

       COLUMN A            COLUMN F      COLUMN G      COLUMN H        COLUMN I
-----------------------  ------------   -----------   -----------   ---------------

                                                                     LIFE ON WHICH
                                                                    DEPRECIATION IN
                                        (UNAUDITED)   (UNAUDITED)    LATEST INCOME
                         ACCUMULATED       YEAR          DATE        STATEMENTS IS
DESCRIPTION              DEPRECIATION   CONSTRUCTED    ACQUIRED       COMPUTED(A)
-----------              ------------   -----------   -----------   ---------------
                                       (DOLLAR AMOUNTS IN THOUSANDS)
San Francisco,
 California
 120 Montgomery
   Street..............      (1,846)           1955    12/16/98            40
 201 California
   Street..............      (1,845)           1969      6/3/98            40
 188 Embarcadero.......        (504)           1980    12/16/98            40
Minneapolis, Minnesota
 Norwest Center........     (84,164)           1988      7/1/88            40
Washington, D.C./
 Alexandria, Virginia
 Market Square (2
   buildings)..........      (6,142)           1990     11/1/98            40
 99 Canal Center.......      (1,089)           1986    10/27/97            40
 TransPotomac Plaza
   5...................        (544)           1983    10/27/97            40
 11 Canal Center.......        (573)           1986    10/27/97            40
Suburban Chicago,
 Illinois
 Corporate 500 Centre
   (4 buildings).......      (5,958)      1986/1990     1/28/98            40
 One Lincoln Centre....      (4,361)           1986     11/8/96            40
Santa Monica/West Los
 Angeles, California
 West Wilshire (2
   buildings)..........        (411)      1960-1976    12/16/98            40
 Wilshire Palisades....      (2,155)           1981      6/3/98            40
 Janss Court (D).......        (772)           1989    12/16/98            40
 Searise Office
   Tower...............        (657)           1975    12/16/98            40
 Commerce Park.........        (349)           1977    12/16/98            40
 429 Santa Monica......        (411)           1982    12/16/98            40
Orange County,
 California
 Bixby Ranch...........      (1,024)           1987    12/16/98            40
 18301 Von Karman......        (971)           1991    12/16/98            40
 2677 South Main.......        (681)           1987    12/16/98            40
San Diego, California
 Centerside II.........        (803)           1987    12/16/98            40
 Crossroads............        (358)           1983    12/16/98            40
Los Angeles, California
 700 North Brand.......        (852)           1981    12/16/98            40
 Warner Park Center....        (183)           1986    12/16/98            40
New York City, New York
 527 Madison Avenue....      (3,762)           1986     2/14/97            40
 Tower 56..............      (3,501)           1983     4/24/96            40
Conejo Valley
 (Ventura), California
 Westlake Spectrum (2
   buildings)..........        (367)           1990    12/16/98            40
 Agoura Hills..........        (417)           1987    12/16/98            40

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                          SCHEDULE III -- (CONTINUED)
                               DECEMBER 31, 1999

       COLUMN A            COLUMN B             COLUMN C               COLUMN D                     COLUMN E
-----------------------  ------------    -----------------------   ----------------   ------------------------------------
                                                                   COST CAPITALIZED
                                                                    SUBSEQUENT TO        GROSS AMOUNT AT WHICH CARRIED
                                         INITIAL COST TO COMPANY     ACQUISITION               AT CLOSE OF PERIOD
                                         -----------------------   ----------------   ------------------------------------
                                                     BUILDING &         LAND &                    BUILDING &
DESCRIPTION              ENCUMBRANCES      LAND     IMPROVEMENTS     IMPROVEMENTS       LAND     IMPROVEMENTS     TOTAL
-----------              ------------    --------   ------------   ----------------   --------   ------------   ----------
                                                           (DOLLAR AMOUNTS IN THOUSANDS)
Other
 U.S. West (Murray,
   Utah)...............                     3,311        13,245             185          3,311        13,430        16,741
 Exposition Centre
   (Sacramento, CA)....        5,081        1,772         7,089             209          1,772         7,298         9,070
Projects under
 development...........           --       46,720        10,103           6,309         46,132        17,000        63,132
                         -----------     --------    ----------        --------       --------    ----------    ----------
Grand Total............   $1,435,160     $707,854    $2,900,650        $405,795       $705,350    $3,308,948    $4,014,298
                         ===========     ========    ==========        ========       ========    ==========    ==========

       COLUMN A            COLUMN F      COLUMN G      COLUMN H        COLUMN I
-----------------------  ------------   -----------   -----------   ---------------

                                                                     LIFE ON WHICH
                                                                    DEPRECIATION IN
                                        (UNAUDITED)   (UNAUDITED)    LATEST INCOME
                         ACCUMULATED       YEAR          DATE        STATEMENTS IS
DESCRIPTION              DEPRECIATION   CONSTRUCTED    ACQUIRED       COMPUTED(A)
-----------              ------------   -----------   -----------   ---------------
                                       (DOLLAR AMOUNTS IN THOUSANDS)
Other
 U.S. West (Murray,
   Utah)...............        (375)           1985    12/16/98            40
 Exposition Centre
   (Sacramento, CA)....        (222)           1984    12/16/98            40
Projects under
 development...........          --             N/A          --           N/A
                          ---------     -----------    --------           ---
Grand Total............   $(291,834)
                          =========

---------------
(A) The life to compute depreciation on Buildings is 40 years. The life to compute depreciation on Building Improvements is 3 to 40 years.

(B) The three notes arising from the acquisition of several properties from PGGM (a major stockholder and related party) are cross-collateralized, having the effect of forming a "collateral pool" for the underlying notes. In addition, the $181.0 million first mortgage loan on Market Square, which the Company purchased from PGGM in 1997, has been pledged as collateral for the $120.0 million 200 Galleria loan.

(C) The Pruneyard Inn is a 172-room hotel.

(D) In addition to 92,000 square feet of retail and office space, Janss Court contains 32 apartments comprising 33,000 rentable square feet of residential space.

                   CORNERSTONE PROPERTIES LIMITED PARTNERSHIP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                  SCHEDULE III
                               DECEMBER 31, 1999
                                  (CONTINUED)

RECONCILIATION OF "REAL ESTATE AND ACCUMULATED DEPRECIATION"

                                                                 1999          1998
                                                              ----------    ----------
INVESTMENT IN REAL ESTATE AND ASSETS HELD FOR SALE
Balance, beginning of period................................  $4,340,449    $1,918,746
  Additions during period:
     Acquisitions...........................................      38,437     2,410,427
     Improvements...........................................      14,904        30,690
  Deductions during period:
     Properties disposed of.................................    (358,670)      (19,414)
     Retirements and writeoffs..............................     (20,822)           --
                                                              ----------    ----------
Balance, end of period......................................  $4,014,298    $4,340,449
                                                              ==========    ==========
ACCUMULATED DEPRECIATION
Balance, beginning of period................................  $  288,448    $  231,421
  Additions during period:
     Depreciation...........................................      96,726        57,031
  Deductions during period:
     Properties disposed of.................................     (73,131)
     Retirements and writeoffs..............................     (20,209)           (4)
                                                              ----------    ----------
                                                              $  291,834    $  288,448
                                                              ==========    ==========